UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2011

The First Marblehead Corporation
(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           Compensatory Arrangements of Executive Officers and Directors

At a meeting held on August 23, 2011, the board of directors (the “Board”) of The First Marblehead Corporation (the “Corporation”) and the compensation committee of the Board (the “Committee”) made the following determinations:

•	No cash bonuses will be paid to any of the Corporation’s executive officers for the fiscal year ended June 30, 2011 (“Fiscal 2011”);

•	All executive officers will be eligible for a three percent increase in annual base salary for the fiscal year ending June 30, 2012 (“Fiscal 2012”), effective September 1, 2011;

•
Daniel Meyers, the Corporation’s Chief Executive Officer and President, will be entitled each fiscal year to up to 75 hours of non-business use of a private aircraft, as further described in Item 8.01 below;

•
Within the next 90 days, the Committee expects to reassess Mr. Meyers’ compensatory arrangements in light of the Corporation’s operating results since July 1, 2011, and will consider making cash and equity awards to Mr. Meyers after reviewing his overall performance; and

•	The compensatory arrangements for non-employee directors of the Corporation will remain unchanged at this time.

Item 8.01 Other Events

Equity Grants

The Board also approved grants, to be made on September 1, 2011, of an aggregate of 999,998 restricted stock units (the “RSUs”) to employees of the Corporation, including certain executive officers other than Mr. Meyers.  The RSUs will vest in four equal annual installments beginning on the first anniversary of the date of grant and ending on September 1, 2015.

Amendments to Air Travel Policy

Sextant Holdings, LLC (“Sextant”), of which Mr. Meyers is the sole member and the Chairman and Chief Executive Officer, leases an aircraft (the “Aircraft”) to the Corporation from time to time under a time sharing agreement (the “Agreement”).  Subject to a pre-specified limit (the “Limit”), the Corporation pays Sextant a fee, and applicable taxes, for each business-related flight conducted pursuant to the Agreement.  Under the Agreement, such fee may not exceed amounts authorized to be charged by Federal Aviation Regulations, which amounts are based on certain actual direct operating expenses of each specific flight.

The Limit for business-related flights conducted in Fiscal 2011 was $1.0 million.  Based on increases in fuel costs since 2008, a Limit of $1.26 million will apply to business-related flights conducted in Fiscal 2012, together with certain business-related flights that were conducted in June 2011.  In addition, each fiscal year, Mr. Meyers will be entitled to up to 75 hours of non-business use of the Aircraft, to be paid for by the Corporation under the Agreement.

Seth Gelber, a Managing Director and the Chief Administrative Officer of the Corporation, serves as the President of Sextant.  Mr. Gelber received aggregate compensation from Sextant during fiscal 2011 of $60,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION
Date: August 29, 2011	By:	/s/ Kenneth Klipper
Kenneth Klipper Managing Director and Chief Financial Officer